Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (Nos. 333-156012, 333-143493, 333-117248, and 333-17773) on Form S-8 of Gray Television, Inc. of our report dated June 29, 2020, relating to our audit of the financial statements and supplemental schedule of Gray Television, Inc. Capital Accumulation Plan, appearing in this Annual Report on Form 11-K of Gray Television, Inc. Capital Accumulation Plan for the year ended December 31, 2019.

/s/ RSM US LLP

Atlanta, Georgia

June 29, 2020

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